Exhibit 24.2

POWER OF ATTORNEY

Peter F. McAree, whose signature appears below, hereby constitutes and appoints Douglas Godshall and Lawrence Knopf, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Peter F. McAree Peter F. McAree	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	July 10, 2012